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                                                                     EXHIBIT 5.1


                                                          600 Travis, Suite 4200
ANDREWS KURTH LLP                                         Houston, Texas 77002
ATTORNEYS                                                 713.220.4200 Phone
                                                          713.220.4285 Fax
                                                          andrewskurth.com


                                 October 2, 2003


Valero L.P.
Valero Logistics Operations, L.P.
One Valero Place
San Antonio, Texas 78212

Gentlemen:

         We have acted as counsel to Valero L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale from time to time pursuant to Rule 415 under the Securities Act, as set forth therein, in the form of prospectus contained therein (the "Prospectus") and in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of (i) common units issued by the Partnership, representing limited partnership interests in the Partnership ("Common Units"), (ii) debt securities (the "Debt Securities") issued by Valero Logistics Operations, L.P. (the "Operating Partnership"), a Delaware limited partnership and a 100%-owned subsidiary of the Partnership, and
(iii) guarantees (the "Guarantees") issued by the Partnership of the Debt Securities. The Common Units, the Guarantees and the Debt Securities are collectively referred to herein as the "Securities." All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement and in the applicable Indenture (as defined below), as the case may be.

         The Debt Securities and the Guarantees will be issued pursuant to (i) the senior indenture (the "Senior Indenture") dated July 15, 2002 among the Operating Partnership, the Partnership and The Bank of New York, as trustee (the "Trustee") or (ii) a subordinated indenture (the "Subordinated Indenture"), to be entered into among the Operating Partnership, the Partnership and the Trustee, each filed as an exhibit to the registration statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and the Guarantees. Each of the Senior Indenture and the Subordinated Indenture is also referred to herein as an "Indenture."

         In arriving at the opinions expressed below, we have examined (i) the Third Amended and Restated Agreement of Limited Partnership of the Partnership,
(ii) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date, (iii) the Reorganization Agreement dated as of May 30, 2002 among the Partnership, the Operating Partnership, Valero GP, LLC (the "MLP General Partner") and Valero GP, Inc. (the "OLP General Partner"), (iv) the Registration Statement and the Prospectus, (vii) the Senior Indenture and the Subordinated Indenture; and (iv) such certificates, statutes and other
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Valero L.P.
Valero Logistics Operations, L.P.
October 2, 2003
Page 2


instruments and documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. In conducting our examination of the documents referred to above, we have assumed that the parties to such documents had the power (corporate, partnership, limited liability company or other) to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action (corporate, partnership, limited liability company or other) and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute legal, valid and binding obligations of such parties (other than the Partnership, the Operating Partnership and the Guarantor to the extent that we express our opinions with respect to such parties below).

         In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) any Supplemental Indenture to either Indenture and any Board Resolution and/or any Officers' Certificate pursuant to either Indenture, pursuant to which, in any such case, any Debt Securities are issued will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate and (ii) the form and terms of such Debt Securities, when established, the form and terms of any Guarantees, and the form and terms of all other obligations guaranteed by the Guarantees, and the issuance, sale and delivery thereof by the Partnership or the Operating Partnership, as the case may be, and the incurrence and performance of either issuer's respective obligations thereunder or in respect thereof (including, without limitation, its obligations under the related Indenture) in accordance with the terms thereof, will comply with, and will not violate, the applicable Certificate of Limited Partnership or the applicable Agreement of Limited Partnership of the Partnership or the Operating Partnership, as the case may be, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership and/or the Operating Partnership, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of the Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase,

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Valero L.P.
Valero Logistics Operations, L.P.
October 2, 2003
Page 3


underwriting or similar agreement approved by the Board of Directors of the MLP General Partner (the "Board") and the board of directors of the OLP General Partner and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

         Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, we are of the opinion that:

1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable, except as such nonassessability may be affected by certain sections of the Delaware Revised Uniform Limited Partnership Act as described in the Registration Statement under "Risk Factors--Risks Inherent in an Investment in Valero L.P.".

2. With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the Senior Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Senior Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by or on behalf of the Partnership, the Operating Partnership and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Operating Partnership, the MLP General Partner and the OLP General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and
     (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Operating Partnership.

3. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, when (a) the Subordinated Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Subordinated Indenture, Board Resolution and/or Officers' Certificate, as the case may be, has been duly authorized and validly executed and delivered by or on behalf of the Partnership, the Operating Partnership and the Trustee, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Operating Partnership, the MLP General Partner and the OLP General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series

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Valero L.P.
Valero Logistics Operations, L.P.
October 2, 2003
Page 4


     have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Operating Partnership.

4. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) the Senior Indenture or the Subordinated Indenture, as the case may be, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, and (c) due execution, issuance and delivery of such Debt Securities and due execution, issuance and delivery of such Guarantees, we are of the opinion that such Guarantees will constitute valid and legally binding obligations of the Partnership.

         Our opinions in paragraphs 2, 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Validity of the Securities" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                           Very truly yours,

                                           /s/ Andrews Kurth LLP